UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A #2

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 Date of Earliest Event Reported - May 24, 1996

                             ATC GROUP SERVICES INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)


   Delaware                             1-10583                       46-0399408
 -------------------------------      --------------         -------------------
 (State or other jurisdiction of       (Commission              (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)

 104 East 25th Street, 10th Floor
 New York, New York                                                        10010
 ----------------------------------------------- -------------------------------
 (Address of principal executive offices)                             (Zip Code)

       Registrant's telephone number, including area code: (212) 353-8280

Item 7.       Exhibits and Financial Statements

     (a)(1) Included are the American Testing and Engineering Corporation financial statements as of December 31, 1995 and 1994 and for the Years Ended December 31, 1995 and 1994, the Three Months Ended December 31, 1993 and the Year Ended September 30, 1993 and Independent Auditors' Report dated January 31, 1997 (June 25, 1997 as to Note 11) issued by Deloitte & Touche LLP. These financial statements are being filed in replacement of previously filed financial statements of American Testing and Engineering Corporation for similar periods audited by Coopers & Lybrand LLP. The reported amounts of total assets, liabilities and shareholders' equity and of earnings and loss for each period do not differ from those reported in the previous filing.

                                                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    ATC GROUP SERVICES INC.
                                                    ---------------------------
                                                    (Registrant)



July 22, 1997                                       By:  /s/ RICHARD L. PRUITT
-------------                                       ----------------------------
(Dated)                                             RICHARD L. PRUITT
                                                    Vice President and
                                                    Principal Accounting Officer

AMERICAN TESTING AND
ENGINEERING CORPORATION

Financial Statements as of December 31, 1995 and 1994 and for the Years Ended December 31, 1995 and 1994, the Three Months Ended December 31, 1993 and the Year Ended September 30, 1993 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders
American Testing and Engineering Corporation

We have audited the accompanying balance sheets of American Testing and Engineering Corporation (the Company) as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1995 and 1994, the three months ended December 31, 1993 and the year ended September 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, the three months ended December 31, 1993 and the year ended September 30, 1993 in conformity with generally accepted accounting principles.






/s/  Deloitte & Touche LLP
--------------------------
Omaha, Nebraska
January 31, 1997
(June 25, 1997 as to Note 11)

AMERICAN TESTING AND ENGINEERING CORPORATION

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994
-------------------------------------------------------------------------------

ASSETS ...........................................................................            1995                     1994

Current assets:
  Cash ...........................................................................            $     46,693             $     62,285
  Receivables:
    Trade accounts receivable ....................................................              20,282,027               20,732,006
    Unbilled revenue on work in progress .........................................               6,795,912                6,395,647
                                                                                              ------------             ------------
                                                                                                27,077,939               27,127,653
    Less allowance for doubtful accounts .........................................                (690,500)                (814,600)
                                                                                              ------------             ------------
                                                                                                26,387,439               26,313,053
  Collateral bonds ...............................................................                 801,430                1,110,652
  Other current assets ...........................................................                 779,722                  825,214
                                                                                              ------------             ------------
           Total current assets ..................................................              28,015,284               28,311,204

Property and equipment, net (Note 3) .............................................               5,901,641                9,041,493

Other Assets:
  Cash surrender value of life insurance .........................................               1,824,437                1,872,902
  Advances to related parties (Note 4) ...........................................                 156,712                  114,141
  Other ..........................................................................                 428,621                  324,125
                                                                                              ------------             ------------
                                                                                                 2,409,770                2,311,168
                                                                                              ------------             ------------
           Total assets ..........................................................            $ 36,326,695             $ 39,663,865
                                                                                              ============             ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Working capital loans (Note 5) .................................................            $  1,679,756             $    632,235
  Current portion of long-term debt (Note 5) .....................................              11,043,881                3,548,168
  Accounts payable, trade ........................................................               7,804,426                7,211,534
  Accrued salaries, wages and other compensation .................................               3,948,186                4,774,441
  Accrued legal liabilities (Note 11) ............................................               1,288,265                1,391,875
  Other accrued expenses .........................................................               2,914,423                2,918,901
                                                                                              ------------             ------------
           Total current liabilities .............................................              28,678,937               20,477,154

Long-term debt (Note 5) ..........................................................                 877,095               10,255,382
Performance share obligation (Notes 2 and 7) .....................................                 688,147                1,139,894
Lease and revenue reserve ........................................................                 187,739                   76,190
Minority interest ................................................................                   7,173                    5,011

Commitments and contingencies (Notes 5, 7 and 11)

Shareholders' equity:
  Common stock, no par value, 2,000,000 shares authorized;
    1,585,000 shares issued and outstanding ......................................                  79,250                   79,250
  Additional paid-in capital .....................................................                 633,131                  633,131
  Advances to shareholders (Note 4) ..............................................                 (21,266)                 (17,947)
  Retained earnings ..............................................................               5,196,489                7,015,800
                                                                                              ------------             ------------
           Total shareholders' equity ............................................               5,887,604                7,710,234
                                                                                              ------------             ------------
           Total liabilities and shareholders' equity ............................            $ 36,326,695             $ 39,663,865
                                                                                              ============             ============


The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN TESTING AND ENGINEERING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1995 AND 1994, THE THREE MONTHS ENDED DECEMBER 31, 1993 AND THE YEAR ENDED SEPTEMBER 30, 1993
-------------------------------------------------------------------------------

                                                                                            Three
                                                                  Years Ended             Months Ended      Year Ended
                                                                  December 31,            December 31,      September 30,
                                                        ------------------------------    -------------    -------------
                                                             1995             1994             1993            1993
Revenues:
  Service revenue ...................................   $  95,130,122      102,253,268    $  28,354,269    $ 117,609,574
  Cost of service revenue (Note 2) ..................      26,926,568       30,116,429       11,832,987       38,794,916
                                                        -------------    -------------    -------------    -------------

           Net service revenue ......................      68,203,554       72,136,839       16,521,282       78,814,658
                                                        -------------    -------------    -------------    -------------
Cost and expenses:
  Engineering and consulting costs ..................      31,064,366       31,189,662       11,122,048       35,075,967
  General and administrative expenses ...............      37,291,935       38,760,752       10,726,126       46,082,281
  Interest expense ..................................       1,664,066        1,539,513          398,232        1,485,275
  Legal judgment (Note 11) ..........................            --               --            704,375             --
                                                        -------------    -------------    -------------    -------------

           Total costs and expenses .................      70,020,367       71,489,927       22,950,781       82,643,523
                                                        -------------    -------------    -------------    -------------

           Income (loss) before cumulative effect of
             change in accounting method ............      (1,816,813)         646,912       (6,429,499)      (3,828,865)

Cumulative effect of change in accounting
  method (Note 2) ...................................            --            470,611             --               --
                                                        -------------    -------------    -------------    -------------

           Net income (loss) before minority interest      (1,816,813)       1,117,523       (6,429,499)      (3,828,865)

Minority interest ...................................           2,162           (3,904)          (5,814)           3,751
                                                        -------------    -------------    -------------    -------------


           Net income (loss) ........................   $  (1,818,975)   $   1,121,427    $  (6,423,685)   $  (3,832,616)
                                                        =============    =============    =============    =============


The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN TESTING AND ENGINEERING CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1995 AND 1994, THE THREE MONTHS ENDED DECEMBER 31, 1993 AND THE YEAR ENDED SEPTEMBER 30, 1993
-------------------------------------------------------------------------------



                                                                 Additional      Advances                          Total
                                                    Common        Paid-in           to           Retained      Shareholders'
                                                     Stock        Capital      Shareholders      Earnings         Equity
                                                 ------------   ------------   ------------   ------------     ------------
Balance, September 30, 1992 ..................   $     79,250   $    384,240   $       --     $ 15,911,335     $ 16,374,825
  Distributions to shareholders ..............           --             --             --          (391,157)       (391,157)
  Advances to shareholders ...................           --             --          (70,048)           --           (70,048)
  Reclassification of shareholder distribution
    (Note 4) .................................           --             --         (630,496)        630,496            --
  Net loss ...................................           --             --             --        (3,832,616)     (3,832,616)
                                                 ------------   ------------   ------------   ------------     ------------

Balance, September 30, 1993 ..................         79,250        384,240       (700,544)     12,318,058      12,081,004
  Advances to shareholder ....................           --             --          (11,376)           --           (11,376)
  Net loss ...................................           --             --             --        (6,423,685)     (6,423,685)
                                                 ------------   ------------   ------------    ------------    ------------

Balance, December 31, 1993 ...................         79,250        384,240       (711,920)      5,894,373       5,645,943
  Shareholder contribution ...................           --          248,891           --              --           248,891
  Repayment of shareholder advances ..........           --             --          693,973            --           693,973
  Net income .................................           --             --             --         1,121,427       1,121,427
                                                 ------------   ------------   ------------    ------------    ------------

Balance, December 31, 1994 ...................         79,250        633,131        (17,947)      7,015,800       7,710,234
  Distributions to shareholders ..............           --             --             --              (336)           (336)
  Advance to shareholder .....................           --             --           (3,319)           --            (3,319)
  Net loss ...................................           --             --             --        (1,818,975)     (1,818,975)
                                                 ------------   ------------   ------------    ------------    ------------

Balance, December 31, 1995 ...................   $     79,250   $    633,131   $    (21,266)   $  5,196,489    $  5,887,604
                                                 ============   ============   ============    ============    ============

The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN TESTING AND ENGINEERING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994, THE THREE MONTHS ENDED DECEMBER 31, 1993 AND THE YEAR ENDED SEPTEMBER 30, 1993
-------------------------------------------------------------------------------

                                                                                                       Three Months
                                                                                  Years Ended              Ended       Year Ended
                                                                                 December 31,          December 31,    September 30,
                                                                      ------------     ------------    ------------    ------------
                                                                           1995            1994            1993            1993
Cash flows from operating activities:                                          --              --              --              --
  Net income (loss)                                                    $ (1,818,975)   $  1,121,427    $ (6,423,685)   $ (3,832,616)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation and amortization                                       3,913,346       4,311,092       1,174,178       5,076,527
      Revenue and lease reservations                                        111,549          76,190            --              --
      Provision for doubtful accounts                                      (124,049)     (1,154,000)        288,600         281,000
      (Gain) loss on sale of property and equipment                         221,749         (76,446)        (17,090)        176,382
      Appreciation (depreciation) in performance share value               (126,608)        217,433            --              --
      Cumulative effect of change in accounting method                         --          (470,611)           --              --
      Appreciation of performance shares redeemed by issuance of
        note payable                                                           --              --              --           134,511
      Changes in assets and liabilities:
        Trade accounts receivable                                           449,979       2,095,995       3,480,946       2,756,359
        Unbilled revenue on work in progress                               (400,316)      2,452,964      (2,502,053)     (2,658,219)
        Accounts payable                                                    175,131       1,691,361      (4,736,242)      2,256,065
        Accrued salaries and expenses                                      (779,940)     (5,277,894)      7,235,340       1,206,256
        Collateral bonds                                                    309,222         477,656         412,304        (847,024)
        Other, net                                                          (60,949)        427,311         107,265      (1,144,252)
                                                                      ------------     ------------    ------------    ------------
           Net cash provided by operating activities                      1,870,139       5,892,478        (980,437)      3,404,989
                                                                      ------------     ------------    ------------    ------------

Cash flows from investing activities:
  Purchase of property and equipment                                     (1,310,662)     (1,869,058)       (474,064)     (2,198,370)
  Proceeds from sale of property and equipment                              325,418         295,010          53,063         346,603
                                                                       ------------    ------------    ------------    ------------
           Net cash used in investing activities                           (985,244)     (1,574,048)       (421,001)     (1,851,767)
                                                                       ------------    ------------    ------------    ------------

Cash flows from financing activities:
  Net (deposits) borrowings (to) from cash collateral account             1,047,521      (1,767,190)           --              --
  Proceeds from obligations to banks and notes payable                    2,059,189       7,175,000      11,015,000      23,765,000
  Payments on obligations to banks and notes payable                     (3,941,762)     (8,565,195)    (10,823,825)    (24,545,218)
  Advances and distributions to shareholders                                 (3,655)           --           (11,376)       (391,157)
  Performance shares redeemed                                              (479,542)        (43,159)        (14,517)       (128,477)
  Change in cash overdraft                                                  417,762      (2,058,354)      1,215,597        (236,671)
  Shareholder contribution                                                     --           248,891            --              --
  Proceeds from repayment of shareholder advances                              --           693,973            --              --
                                                                       ------------    ------------    ------------    ------------
           Net cash used in financing activities                           (900,487)     (4,316,034)      1,380,879      (1,536,523)
                                                                       ------------    ------------    ------------    ------------

           Increase (decrease) in cash                                      (15,592)          2,396         (20,559)         16,699

Cash, beginning of period                                                    62,285          59,889          80,448          63,749
                                                                       ------------    ------------    ------------    ------------

Cash, end of period                                                    $     46,693          62,285    $     59,889          80,448
                                                                       ============    ============    ============    ============
Supplemental  disclosures  of cash flow  information:
 Cash paid during the year
  for:
    Interest                                                           $  1,554,879       1,489,863    $    376,429       1,487,936
                                                                       ============    ============    ============    ============

    Income taxes (Note 2)                                              $       --      $       --      $       --           577,043
                                                                       ============    ============    ============    ============

During the year ended September 30, 1993, the Company redeemed performance shares with a recorded value of $194,726, a redemption value of $493,856, by issuance of a note payable of $329,237 and a cash payment for the residual. The difference between the recorded and redemption value was recorded as compensation expense and is included in general and administrative expenses.

During the year ended December 31, 1995, the three months ended December 31, 1993 and the year ended September 30, 1993, performance shares with a value of $154,403, $120,757 and $72,634, respectively, were issued in lieu of accrued bonuses.

The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN TESTING AND ENGINEERING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994, THE THREE MONTHS ENDED
DECEMBER 31, 1993 AND THE YEAR ENDED SEPTEMBER 30, 1993
-------------------------------------------------------------------------------

1.    SUBSEQUENT EVENT

      Effective May 23, 1996, the shareholders of American Testing and Engineering Corporation (the Company) or ("ATEC") transferred substantially all of the Company's tangible and intangible business assets to ATC Environmental, Inc. ("ATC"), an unrelated company. The assets sold included cash, accounts receivable, unbilled work in progress, prepaid expenses, goodwill, customer contract rights and customer lists. In addition, the Company leased to ATC substantially all of its property, plant and equipment under annually renewable leases expiring six years from the date of the closing. ATC additionally has the right to purchase all fixed assets leased at the end of such period. Assets retained by the Company include all nonleased fixed assets, intercompany accounts receivable/payable, certain land, cash surrender value of life insurance policies, and the investment in Waste Abatement Technology, L.P. ("WATEC").

      As consideration for the sale, ATC assumed essentially all of the recorded liabilities exclusive of bank debt which was repaid concurrent with the sale of ATEC. In addition, at closing the Company received $6,000,000 in cash and will receive, an additional $16,750,000 in lease payments, rents, and consideration for covenants not to compete over the next six years. In connection with this transaction, the Company recorded a gain of approximately $4.9 million at the closing date, and additional contingent gains approximating $12.5 million are expected to be recorded as certain defined contingencies lapse.

      The Company's credit agreement with Bank One (Note 5) expired on April 30, 1996. In anticipation of the sale of the Company, the bank amended and extended the credit agreement through July 31, 1996. All amounts due Bank One in connection with the credit agreement, exclusive of WATEC borrowings of approximately $360,000 and contingent amounts due under letters of credit, were paid on May 24, 1996, concurrent with the sale of the Company's business operations to ATC.

      In connection with the sale, the Company recorded additional 1996 expense of approximately $2.2 million associated with the performance shares and performance share options (see Notes 7 and 8) in accordance with the Performance Share and Performance Share Option Plans. During the period from January 1, 1996 through May 23, 1996, 94,830 additional performance share options were granted at an option price of $7.41 per share.

      These financial statements are presented on the historical basis of accounting and are not presented on the basis of a liquidation, nor do they reflect fair value accounting principles.

2.    SIGNIFICANT ACCOUNTING POLICIES

      General - ATEC engages in four principal lines of business which contribute to gross revenues. They include traditional services which consist of engineering and materials testing, environmental, hazardous waste, and chemical testing laboratories. The geographic concentration of the 40 plus offices is in the eastern half of the United States. The concentration of revenue by client is largely industrial and small business with approximately 25% of its revenue generated from federal, state and local governmental agencies.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions affecting the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from the estimated amounts and results.

      Consolidation Principles and Financial Statement Presentation - These consolidated financial statements include the accounts of ATEC and WATEC, a limited partnership in which the Company holds a 99% interest (together, the "Company"). All significant intercompany accounts have been eliminated.

      Property and Equipment - Property and equipment are recorded at cost and are depreciated using the straight-line method. Estimated useful lives range from three to ten years for machinery, equipment and office furniture and three to seven years for vehicles. Leasehold improvements are generally amortized over the term of the respective leases. Expenditures for normal repair and maintenance are charged to expense as incurred. Cost and accumulated depreciation of assets disposed are removed from the accounts, and any resulting gain or loss is included in income.

      Income Taxes - Effective October 1, 1991, the Company elected status as an S Corporation under the provisions of the Internal Revenue Code. Accordingly, it is generally not subject to federal or state income taxes, and the income or loss of the Company is reflected in the personal income tax returns of its shareholders.

      Revenue and Cost Recognition - The Company's principal business is providing professional engineering and consulting services under cost-plus-fee and fixed-price contracts. Revenues attributable to such contracts and claims for revenue on additional contract revisions are accounted for under the percentage-of-completion (cost-to-cost) method of accounting and are recorded equivalent to costs incurred plus a pro rata portion of estimated profits expected to be realized on the contracts.

      Profits expected to be realized on contracts are based on total contract value and management's estimates of costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are recorded in the accounting period in which the revisions are made. Provisions for estimated losses on contracts are recorded when they are identified.

      Costs of service include all direct material and subcontract costs, and those indirect costs related to contract performance.

      Change in Accounting Method - Performance Share Obligation - Amounts contributed by participants to the Performance Share Plan are recognized as compensation expense when earned. Prior to January 1, 1994, the Company recognized additional expense (appreciation of performance share value) or other income (diminution of performance share value) upon election by the participant to redeem units in accordance with the plan's provisions. To more directly relate the periodic results of its operations with related changes in the valuation of performance shares, the Company changed its method of accounting for changes in the appreciation or diminution of performance share value. As part of this change, during the year ended December 31, 1994, the Company recorded a one-time cumulative benefit of $470,611, which recognizes the cumulative difference in expense recorded under the two methods from the inception of the plan through January 1, 1994.

      Reclassification   -  Certain  amounts  in  the  prior  year's   financial
      statements have been reclassified to conform to the 1995 presentation.

3.    PROPERTY AND EQUIPMENT

      Property and equipment is summarized as follows:

                                                         December 31,
                                                     1995                1994

Machinery and equipment                        $ 11,584,942        $ 12,102,895
Vehicles                                          6,285,807           6,828,868
Office furniture and equipment                    9,059,094           8,508,533
Leasehold improvements                            3,256,232           3,660,734
Building                                            291,220             291,220
Land                                                276,480             276,480
Construction in progress                            102,221             427,241
                                               ------------        ------------
                                                 30,855,996          32,095,971
Less accumulated depreciation                   (24,954,355)        (23,054,478)
                                               ------------        ------------
                                               $  5,901,641        $  9,041,493
                                               ============        ============


4.    RELATED PARTY TRANSACTIONS

      Advances to related parties are summarized as follows:


                                                           December 31
                                                     1995               1994

Mann Realty Co.                                $    108,212        $     68,913
Mann Technology, Inc.                                 7,085               3,813
ATEC International                                   41,415              41,415
                                               ------------        ------------
                                               $    156,712        $    114,141



      The Company has entered into certain noncancelable operating lease agreements for office space with Mann Realty Co., a partnership in which the Company's president is a partner. Minimum annual rental commitments under these leases are included in Note 9 and aggregate $464,959, $323,471, $208,884, $100,800, $100,800, and $756,000 for the years ending
      December 31, 1996, 1997, 1998, 1999, 2000, and thereafter, respectively. Rents paid to Mann Realty Co. for the years ended December 31, 1995 and 1994 and the three months ended December 31, 1993 and the year ended
      September  30,  1993  were  $607,913,  $546,544,  $193,230  and  $615,144, respectively. The Company also has $125,000 on deposit with Mann Realty Co. pursuant to lease agreements on certain locations. No interest is earned on advances, and there are no agreements identifying specific repayment terms.

      The Company's president is an officer and shareholder of Mann Technology, Inc., which serves as the corporate general partner and one-percent owner of WATEC. Mann Technology, Inc.'s 1% interest and earnings therefrom have been reflected as minority interest on the Company's consolidated balance sheets and statements of operations. Two shareholders of the Company are also shareholders in ATEC International. Advances to Mann Technology and
      ATEC International bear no interest, and there are no agreements identifying specific repayment terms.

      The Company's interim distributions to shareholders for estimated income taxes have been determined by the Company's management to be advances to shareholders until such time as the actual liability is calculated. Advances to shareholders were $21,266 and $17,947 at December 31, 1995 and 1994, respectively. The Company reports shareholder advances as a reduction of shareholders' equity. The Company's Credit Agreement (Note 5) requires that any such shareholder advances in excess of the related tax liability be repaid to the Company when corresponding refunds are received from taxing authorities.

5.    LONG-TERM DEBT AND CREDIT AGREEMENTS

      Long-term debt and credit agreements are summarized as follows:

                                                            December 31,
                                                       1995            1994
Credit agreement:
  Working capital loan - ATEC                      $  1,345,739    $    332,810
  Working capital loan - WATEC                          344,017         299,425
                                                   ------------    ------------
           Borrowings under working capital loans  $  1,689,756    $    632,235
                                                   ============    ============
Term loan one                                      $  5,214,793    $  6,907,321
Term loan two                                         1,572,648       2,715,048
Term loan three                                       1,240,313       1,791,563
Term loan four                                        1,709,033       1,475,000
Equipment acquisition loan                            1,180,000            --
                                                   ------------    ------------

           Borrowings under term loans               10,916,787      12,888,932

Notes payable                                         1,004,189         914,618
                                                   ------------    ------------
                                                     11,920,976      13,803,550
Less current portion                                (11,043,881)     (3,548,168)
                                                   ------------    ------------
           Total long-term debt                    $    877,095    $ 10,255,382
                                                   ============    ============


      Credit Agreement - Under the Company's credit agreement (the "Agreement") with Bank One, Indianapolis, N.A. ("Bank One"), substantially all assets have been pledged as collateral. The Agreement also contains certain financial covenants which require the Company to meet financial ratios and tests, including a minimum current ratio, a minimum tangible capital test, a maximum debt to tangible capital ratio, and a minimum debt service coverage ratio. The Company was in default of substantially all financial ratio covenants as of December 31, 1995.

      On April 30, 1996, the Company and Bank One amended and extended the Agreement (the "Amended Agreement"). The Amended Agreement established new financial ratios and tests which the Company is required to maintain. Bank One may, at its sole discretion, extend the maturity date of the working capital loans. The Amended Agreement provides for the revision of a previously established cash collateral account, whereby the Company deposits all cash into the account to pay down working capital loans and then draws funds to meet current operating requirements.

      Under the Amended Agreement, the working capital loans bear interest, payable monthly, at Bank One's prime rate, which was 8.5% at December 31, 1995, plus .75%, and mature on July 31, 1996. ATEC and WATEC may borrow up to $3,000,000 and $1,000,000, respectively, under the working capital loans. Additionally, the Agreement provides for annual short-term equipment acquisition loans. On April 30, 1996, the due date for the equipment acquisition loan was extended to July 31, 1996. The equipment acquisition loan bears interest at Bank One's prime rate plus 1%.

      Term loan one is due in consecutive monthly principal payments of $116,500 plus interest, with the remaining unpaid principal plus accrued interest due March 1, 1998. The loan bears interest at Bank One's prime rate plus 1%. Term loan two is due in consecutive monthly principal payments of $95,200 plus interest, with the remaining balances of principal and interest due on June 1, 1997. The loan bears interest at an annual rate of 9.51% through February 28, 1996 and at Bank One's prime rate plus 1% thereafter. Term loan three is due in consecutive monthly principal payments of $45,938 plus interest, with the remaining balance of principal and interest due on February 28, 1998. The loan bears interest at Bank One's prime rate plus 1%. Term loan four is due in consecutive monthly principal payments of $41,700 plus interest, with the remaining balance of principal and interest due March 15, 1999. The loan bears interest at Bank One's prime rate plus 1%.

      The Term loans contain provisions which permit the bank to accelerate payment terms in the event of non-compliance with covenants included in the working capital loan.

      A $6,000,000 facility for letters of credit is provided under the Agreement with a 1.5% annual fee on outstanding letters of credit (Note
      6). In addition, up to a maximum of $5,000,000 of total indebtedness under the credit agreement has been guaranteed by the Company's principle shareholder.

      Notes Payable - The Company's principal shareholder advanced the Company $750,000 in September 1994. The note bears interest at 12.0% and the principal and accrued interest are due on February 1, 1997. The note is subordinated to the interest of Bank One.

      In connection with the retirement of certain performance share obligations, a note with a principal balance of $254,189 was issued in 1995. The first payment of $127,094 plus accrued interest is due in May 1996, with the payment of the remaining $127,095 plus accrued interest due on May 19, 1997. Interest is payable at the prime rate of Bank One.

6.    LETTERS OF CREDIT

      The Company has $5,904,353 in letters of credit outstanding at December 31, 1995, which collateralize performance bonds required under certain contracts, certain litigation, and deductibles under workers' compensation insurance. They expire in various amounts through November 1996.

7.    PERFORMANCE SHARE OBLIGATION

      The Company adopted a Performance Share Plan ("Share Plan") intended to operate for the benefit of key employees of the Company. At the beginning of each fiscal year, each Share Plan participant can elect to receive a portion of his bonus payable under the ATEC Incentive Bonus Plan in the form of Performance Shares ("Shares"), for which the Company has agreed to later pay a formula value per Share, subject to adjustment (see below). Except as otherwise determined by the Board, Shares issued in lieu of cash bonuses were initially valued at twice the book value of shares of the Company's common stock through September 30, 1992 and at one and one-half times the book value of common stock, thereafter ("Purchase Price").

      The Company will satisfy the Performance Share Obligation by cash payments to the Share Plan participants in the event of the Share Plan participant's death, total disability, hardship or termination from the Company, or upon sale of 50% of the Company's common stock or substantially all of the assets of the Company.

      The value per unit and the right to receive payment for Shares held by a Share Plan participant are determined as follows:

        Event Causing Unit Redemption          Share Value Determined By

        Death, total disability, hardship      The Share Purchase Price plus or
        or termination                         minus the change in book value
                                               of the common stock of the
                                               Company from the date of purchase
                                               to the end of the fiscal year
                                               immediately preceding the  event.

        Sale or transfer of more than 50% of   The payment received by the
        the issued and  outstanding common     Company shareholders for each
        stock of the Company.                  share of the Company.

        Sale of substantially all of the       The payment received by the
        assets of the Company, or the          Company shareholders for each
        liquidation of the Company.            share of the Company.

      Activity in the years ended December 31, 1995 and 1994 and the three months ended December 31, 1993 and the year ended September 30, 1993 was as follows:


                                                       Performance
                                                       Shares        Obligations

Balance at September 30, 1992                            255,499    $ 1,580,560
  Issued                                                   3,721         72,634
  Redeemed                                               (55,343)      (323,203)
                                                      ----------     ----------

Balance at September 30, 1993                            203,877      1,329,991
  Issued                                                  10,677        120,757
  Redeemed                                                (1,061)       (14,517)
                                                      ----------     ----------

Balance at December 31, 1993                             213,493      1,436,231
  Cumulative effect of change in accounting method
     (Note 1)                                               --         (470,611)
  Issued                                                    --             --
  Redeemed                                                (6,558)       (43,159)
  Appreciation in share value                               --          217,433
                                                      ----------     ----------

Balance at December 31, 1994                             206,935      1,139,894
  Issued                                                  20,805        154,403
  Redeemed                                               (87,211)      (479,542)
  Depreciation in share value                               --         (126,608)
                                                      ----------     ----------

Balance at December 31, 1995                             140,529    $   688,147
                                                      ==========    ===========



8.    PERFORMANCE SHARE OPTION PLAN

      Effective May 3, 1995, the Company adopted a Performance Share Option Plan ("Option Plan") intended to offer incentives beyond current compensation to certain officers and key employees responsible for furthering the Company's long-term earnings growth. Performance share options are issued at the sole discretion of the Performance Share Option Plan Committee (the "Committee"). Under the Plan, 200,000 option shares are available for grant. The option price is determined by the Committee and for 1995 was set at $7.41 per share. Options are exercisable only upon a "Transfer" of ownership as defined in the Option Plan agreement. The options have no stated expiration date but will expire upon termination of the optionee's employment. No compensation expense was recorded during 1995, since the options were granted at fair market value. At December 31, 1995, there were 77,250 shares under option at an option price of $7.41 per share.

9.    LEASES

      Minimum annual rental commitments under noncancelable operating leases at December 31, 1995 (primarily for office space) are as follows:


      1996                                                       $    2,642,509
      1997                                                            1,692,026
      1998                                                            1,060,172
      1999                                                              705,190
      2000                                                              302,074
      Thereafter                                                        822,097
                                                                 --------------
                                                                 $    7,224,068
                                                                 ==============

      Total rental expense for the year ended December 31, 1995 and 1994 and the three months ended December 31, 1993 and the year ended September 30, 1993 was $3,404,000, $3,107,000, $775,000 and $3,216,000, respectively.

10.   401(k) PROFIT SHARING PLAN

      The Company sponsors a defined contribution 401(k) Profit Sharing Plan ("Plan") covering substantially all employees. Annual contributions made by the Company to the Plan are strictly discretionary in nature and may be discontinued or temporarily suspended for a definite or indefinite period of time. The Company's profit sharing contributions are allocated to the account balance of each participant based upon the ratio of the participant's Plan year compensation to the total Plan year compensation of all participants and vest over a six-year period. There were no profit sharing contributions for any of the periods presented.

      During the year ended December 31, 1995, the Company contributed $331,064 to the 401(k) portion of the Plan, equivalent to 50% of employees' pre-tax contributions, up to 3% of each employees' pay. These contributions also vest over a six-year period. Participant forfeitures aggregating $49,460 were retained. The Company's contribution for the year ended December 31, 1994 was $273,513 with forfeitures of $46,938. The Company's contributions to the Plan were $113,850 during the three months ended December 31, 1993. During the year ended September 30, 1993, participant forfeitures totaling $321,033 were retained to satisfy the Company's contribution to the Plan.

11.   LITIGATION

      A lawsuit was filed on April 24, 1991 against the Company in the Superior Court of Lake County, Indiana. The claim alleged negligent and careless conduct on the part of the Company, which resulted in permanent personal injuries being suffered by the plaintiff as a result of exposure to hazardous materials while operating equipment at a landfill. On March 23, 1995, a trial jury returned a verdict against the Company and awarded the plaintiff $704,375 in damages. The Company filed a motion with the Court to correct errors in May 1995 and, as a result, the Court reduced the judgment against the Company by $70,000. Since that time, the plaintiff has accepted the Company's settlement offer of $500,000 and such amount was paid subsequent to December 31, 1995. The Company has pursued recovery of the settlement amount from its insurance carrier and in June 1997 reached an agreement to recover $550,000 from the insurance carrier related to this claim.

      On March 1, 1994, the Company and another party were named as defendants in a lawsuit filed in the Court of Common Pleas, Franklin, Ohio. The plaintiff alleges that the Company negligently performed an environmental site assessment which failed to indicate environmental contamination that has made a mortgage on the property in the amount of $15 million worthless. The Company believes it has a meritorious defense with respect to the lawsuit and intends to vigorously defend the action. While the ultimate outcome cannot be determined at this time, management does not believe it will have a material adverse effect on the Company's financial statements.

      By letter dated December 12, 1993, the Company entered the Voluntary Disclosure Program administered by the U.S. Department of Defense ("DoD"). The bases of the disclosure are allegations that certain former Company employees paid unlawful gratuities to a federal government inspector concerning a contract at a federal government site. Possible violations involve the federal Anti-Kickback Act, federal criminal law against bribery, and the federal civil False Claims Act. The Company retained independent legal counsel to undertake internal investigation of the matter and to prepare a report for presentation to the Office of the Inspector General, DoD. The Company could be responsible for the repayment of any losses suffered by the federal government related to the gratuities, fraud or kickbacks. In January 1995, the Company submitted the internal investigation report to DoD in which it found that the illegal gratuities had been paid by a former Company employee. The Company paid the federal government the losses identified in the internal investigation report. The Company does not believe it has any additional monetary obligation to the federal government as a result of the matters covered by the investigation; however, the federal government accepted the funds with the express reservation that the acceptance did not constitute a limitation of the Company's liability. The federal government conducted a compliance audit of the report in 1995 and requested additional information to determine if fines should be levied against the Company or if the Company should be suspended from participation in future government contracts. As of June 25, 1997, the Company is negotiating a final settlement agreement with the DoD which will include the withdrawal of the Company from all federal government contracting work. The Company has historically derived approximately 10% of its net service revenues from federal government sources.

      A complaint was filed in December 1995 against the Company and another party in the Circuit Court of Dade County, Florida. The plaintiff alleges that the Company failed to update its report on the suitability of the foundation material after a substitution in those materials was made. As a result of the plaintiff's reliance on this report, the materials used in the foundation were found to be inadequate and the building pad settled, resulting in damages. The Company believes it has a meritorious defense with respect to the lawsuit and intends to vigorously defend the action. While the ultimate outcome cannot be determined at this time, management does not believe it will have a material adverse effect on the Company's financial statements.

      On December 5, 1996, the Company received notice of a claim by Western Capital Corporation. Western Capital Corporation's claim against the Company arises from a claim made by a third party. The third party allegedly received serious bodily injuries during the removal of underground storage tanks from Western Capital Corporation's property as a subcontracted employee of the Company. The Company believes it has a meritorious defense with respect to the lawsuit and intends to vigorously defend the action. While the ultimate outcome cannot be determined at this time, management does not believe it will have a material adverse effect on the Company's financial statements.

      The Company has been named or has claims pending arising out of the ordinary conduct of its business. In the opinion of management, these matters are adequately covered by insurance, appropriately provided for in the accompanying financial statements, without merit, or are not material to the Company's financial statements.